Exhibit (a)(5)(H)

 NEWS RELEASE                      FOR IMMEDIATE RELEASE

Thomson Reuters and FX Alliance Inc. (FXall) Announce Expiration of Hart-Scott-Rodino Act Waiting Period Relating to Tender Offer for Shares of FXall

NEW YORK, July 31, 2012 – Thomson Reuters (TSX / NYSE: TRI), the world’s leading source of intelligent information for businesses and professionals, and FXall (NYSE:FX), the leading independent global provider of electronic foreign exchange trading solutions to corporations and asset managers, today announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), has expired in connection with the previously announced cash tender offer made by CB Transaction Corp., a wholly owned indirect subsidiary of Thomson Reuters, to purchase all of the outstanding shares of common stock of FXall. Expiration of the waiting period under the HSR Act satisfies one of the conditions necessary for the consummation of the tender offer.

The tender offer is scheduled to expire at midnight (Eastern Daylight Time) at the end of Tuesday, August 14, 2012, unless extended in accordance with the merger agreement and the applicable rules and regulations of the Securities and Exchange Commission (“SEC”). The closing of the tender offer remains subject to other customary terms and conditions described in the tender offer statement on Schedule TO filed with the SEC on July 18, 2012 (as amended), including the tender of at least a majority of the outstanding shares of FXall common stock on a fully diluted basis and receipt of regulatory approval from the Financial Services Authority in the United Kingdom. Following the purchase of the shares in the tender offer, FXall will become a subsidiary of Thomson Reuters.

The Depositary for the tender offer is Computershare, Inc., c/o Voluntary Corporate Actions, P.O. Box 43011, Providence, RI 02940-3011. The Information Agent for the tender offer is Georgeson Inc., 199 Water Street, 26th Floor, New York, NY 10038. The tender offer materials may be obtained at no charge by directing a request by mail to Georgeson Inc. or by calling toll-free at (866) 277-8239, and may also be obtained at no charge at the website maintained by the SEC at www.sec.gov.

Thomson Reuters

Thomson Reuters is the world's leading source of intelligent information for businesses and professionals. We combine industry expertise with innovative technology to deliver critical information to leading decision makers in the financial and risk, legal, tax and accounting, intellectual property and science and media markets, powered by the world's most trusted news organization. With headquarters in New York and major operations in London and Eagan, Minnesota, Thomson Reuters employs approximately 60,000 people and operates in over 100 countries. Thomson Reuters shares are listed on the Toronto and New York Stock Exchanges. For more information, go to www.thomsonreuters.com.

FXall

FXall is the leading independent global provider of electronic foreign exchange trading solutions, with over 1,000 institutional clients worldwide. FXall’s offices in New York, Boston, Washington, London, Zurich, Hong Kong, Tokyo, Singapore, Sydney and Mumbai serve the needs of active traders, asset managers, corporate treasurers, banks, broker-dealers and prime brokers. For more information on FXall, visit www.fxall.com.

Important Information

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any of the FXall common shares. The offer to buy the outstanding shares of common stock of FXall is being made pursuant to a tender offer statement on Schedule TO containing an offer to purchase, form of letter of transmittal and related materials filed by CB Transaction Corp. with the Securities and Exchange Commission on July 18, 2012. FXall has filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer with the Securities and Exchange Commission. The tender offer statement (including the offer to purchase, related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement, as they may be amended from time to time, contain important information that should be read carefully before making any decision to tender securities in the tender offer. These materials have been or will be sent free of charge to all stockholders of FXall. Shareholders may also obtain a free copy of these materials (and all other tender offer documents filed with the Securities and Exchange Commission) on the Securities and Exchange Commission's website at www.sec.gov. The Schedule TO (including the offer to purchase and related materials) and the Schedule 14D-9 (including the solicitation/recommendation statement), may also be obtained for free by contacting Georgeson Inc., the information agent for the tender offer, toll-free at (866) 277-8239.

Thomson Reuters Cautionary Note Regarding Forward Looking Statements

Certain statements in this press release are forward looking. Such statements may include, but are not limited to, statements about the benefits of combining Thomson Reuters and FXall’s electronic foreign exchange trading activities including future financial and operating results, the timing for the closing of the acquisition, satisfaction of the conditions necessary for the consummation of the tender offer, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. There can be no assurance that the acquisition of FXall will be completed. These forward-looking statements are based on certain assumptions and reflect current expectations. As a result, forward-looking statements are subject to a number of risks and uncertainties that could cause actual results or events to differ materially from current expectations. Some of the factors that could cause actual results to differ materially from current expectations are discussed in materials that Thomson Reuters from time to time files with, or furnishes to, the Canadian securities regulatory authorities and the SEC. Thomson Reuters annual and quarterly reports are also available in the “Investor Relations” section of www.thomsonreuters.com. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of the date of this filing.

FXall Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of FXall to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Any statements that refer to expectations or other characterizations of future events, circumstances or results, including, without limitation, all statements related to the proposed business combination transaction and related transactions and the outlook for FXall’s businesses, performance and opportunities and regulatory approvals, the anticipated timing of filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; and any assumptions underlying any of the foregoing.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties, including uncertainties as to the timing of the tender offer and business combination; uncertainties as to how many of FXall’s stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of FXall’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the SEC by FXall from time to time, as well as the tender offer documents filed by Thomson Reuters and the solicitation/recommendation statement filed by FXall. Investors and security holders are able to obtain free copies of the documents filed with the SEC by FXall on the Investor Relations section of FXall website at  www.fxall.com. FXall does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

CONTACTS

THOMSON REUTERS

Alan Duerden PR Director, Thomson Reuters D: +44 20 7542 0561 alan.duerden@thomsonreuters.com	Frank J. Golden Senior Vice President, Investor Relations D:+1 646 2235288 frank.golden@thomsonreuters.com

FXALL
Dafina Grapci-Penney D: +44 20 7324 5484 M: +44 7525335733 dafina.grapci-penney@greentarget.co.uk	Andrew Posen Head of Investor Relations, FXall D: +1 646 268 9952 andrew.posen@fxall.com

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